FOURTH AMENDMENT TO CREDIT AGREEMENT



         This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 27, 1998 (the "Amendment Effective Date"), by and among the Funds identified on Annex I hereto (the "Funds"), the undersigned Banks, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (in such capacity, the "Agent") for the Banks.

         WHEREAS, the Funds, the Banks and the Agent have previously entered into a certain Credit Agreement, dated as of April 29, 1996 (as in effect immediately prior to the Amendment Effective Date, the "Existing Credit Agreement" and, as amended or otherwise modified hereby, the "Credit Agreement"; terms defined therein having the same respective meanings herein); and

         WHEREAS, the parties hereto wish to amend the Existing Credit Agreement in certain respects and take certain further action as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound hereby, agree as follows:

         SECTION 1. Credit Agreement Amendment. The Existing Credit Agreement is hereby amended on and from the Amendment Effective Date as follows.

                  1.1 The definition of "Scheduled Commitment Termination Date" in Schedule I to the Existing Credit Agreement is amended to read in its entirety as follows:

                  "Scheduled Commitment Termination Date" means April 26, 1999; provided that the Scheduled Commitment Termination Date may be extended for successive 364-day periods upon the written request of the Trusts therefor received by the Agent and the Banks not less than 45 days prior to the then-existing Scheduled Commitment Termination Date, and the receipt by the Trusts within 20 days of such existing Scheduled Commitment Termination Date of the agreement by the Agent and the Banks (which shall be entirely at the sole discretion of the Agent and each Bank, none of whom has any obligation regarding such extension) to such requested extension. No agreement regarding any particular extension shall create any obligation of the Agent or any Bank regarding any subsequent extension.

                  1.2 Article V of the Existing Credit Agreement is amended by adding a new Section 5.20 as follows:



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                  5.20   Computer   Systems.   There  has  been   developed  and
         implemented for each Trust a comprehensive, detailed program to address on a timely basis the "Year 2000 Problem" (that is, the risk that computer applications used by the Trusts may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and each Trust reasonably anticipates that it will on a timely basis successfully resolve the
         Year 2000 Problem for all material computer applications used by it. Each Trust believes, based upon inquiry made, that each supplier and vendor of the Trust that is of material importance to the financial well-being of the Trust will also successfully resolve on a timely
         basis  the  Year  2000  Problem  for  all  of  its  material   computer
         applications.

                  1.3. Section 6.12 of the Existing Credit Agreement is deleted in its entirety and replaced with the following language:

                  6.12 Asset Coverage Ratio. Each Fund shall not at any time permit its Asset Coverage Ratio to be less than 3 to 1 or such other more restrictive ratio as may be set forth in any prospectus with respect to such Fund. In calculating the ratio set forth in this
         Section 6.12, a Fund may not treat as an asset Indebtedness owing to such Fund by any investment company advised by the Adviser unless the Asset Coverage Ratio of such investment company is at least 3 to 1.

         SECTION 2.        Other Matters.

                  2.1 The Commitment of ABN AMRO Bank N.V., New York Branch, shall terminate on April 27, 1998 without giving any effect to the extension of the Scheduled Commitment Termination date provided for herein. On the Amendment Effective Date, the Pro Rata Share of Bank of America National Trust and Savings Association shall immediately become 43.75%, ABN AMRO Bank N.V., New York Branch, shall cease to be a Bank for purposes of the Credit Agreement, and all accrued fees and other amounts payable under the Existing Credit Agreement for the account of such ABN AMRO Bank N.V., New York Branch, shall be due and payable on such date. On the Amendment Effective Date, Bank of America National Trust and Savings Association shall, if requested by the Agent, deliver to the Agent immediately available funds to cover its Loans, if any, which will equal such Bank's Pro Rata Share of the aggregate principal amount of Loans, if any, outstanding under the Credit Agreement on the Amendment Effective Date.

                  2.2 The Funds, the Banks and the Agent acknowledge that:

                  2.2.1 the name of Colonial Tax Managed Growth Fund has been changed to Stein Roe Advisor Tax Managed Growth Fund;

                  2.2.2 the name Colonial Newport Japan Fund has been changed to Newport Japan Opportunities Fund; and

                  2.2.3 the name Colonial Newport Tiger Fund has been changed to Newport Tiger Fund

                  2.3 The Banks and the Agent consent to the change from a fundamental investment policy of Colonial High Yield Securities Fund, Colonial Income Fund, Colonial Short Duration U.S. Government Fund, Colonial Select Value Fund, The Colonial Fund, Colonial Global Equity Fund, Colonial International Horizons Fund, Colonial Tax Exempt Fund, Colonial High Yield Municipal Fund, Newport Tiger Fund and Colonial Utilities Fund to a nonfundamental investment policy of such Funds the policy imposing a 15% ceiling on investments in illiquid securities.

                  2.4 The Banks and the Agent consent to the reclassification of Colonial California Tax Exempt Fund as a non-diversified investment company.

                  2.5 The Banks and the Agent consent to the combination of LFC Utilities Trust with Colonial Global Utilities Fund with Colonial Global Utilities Fund being the surviving organization in connection with elimination of the "master feeder" arrangements between Colonial Global Utilities Fund and LFC Utilities Trust.

                  2.6 The Banks and the Agent consent to the change of the Funds' custodian to The Chase Manhattan Bank.

         SECTION 3.        New Notes.

                  3.1 Each of the Funds shall deliver its Note to the Agent for the account of Bank of America National Trust and Savings Association (such Notes, together with the Notes contemplated by Section 3.2, a "New Note") on or before the Amendment Effective Date. Upon receipt by the Agent of the New Notes, the corresponding Notes previously delivered to such Bank shall cease to be of further force and effect.

                  3.2 Each of Stein Roe Advisor Tax Managed Growth Fund, Newport Japan Opportunities Fund and Newport Tiger Fund shall deliver its Note to the Agent for the account of each Bank (other than Bank of America National Trust and Savings Association and ABN AMRO Bank N.V.) on or before the Amendment Effective Date. Upon receipt by the Agent of the New Notes, the corresponding Notes previously delivered to such Banks (in the names of Colonial Tax Managed Growth Fund, Colonial Newport Japan Fund and Colonial Newport Tiger Fund) shall cease to be of further force and effect.

         SECTION 4. Conditions to Effectiveness. This Amendment shall become effective when each of the conditions precedent set forth in this Section 4 shall have been satisfied and notice thereof shall have been given by the Agent to the Trusts and the Banks.

                  4.1      The Agent shall have received:

                  4.1.1 counterparts hereof duly executed and delivered by the Trusts on behalf of the Funds and evidence of the execution of counterparts hereof by all of the Banks; and

                  4.1.2 the New Notes duly executed and delivered on behalf of the makers thereof .
                  4.1.3 The representations and warranties contained in Article V of the Agreement as amended hereby shall be true and correct in all material respects on the Amendment Effective Date as though made on and as of such time.

                  4.1.4 No Default shall have occurred and be continuing on the Amendment Effective Date.

         SECTION 5. Warranties. To induce the Agent and the Banks to enter into this Amendment, each Trust hereby represents and warrants that:

                  (a) Authorization, No Conflict. The execution and delivery by the Trust of this Amendment, and the performance by the Trust of the Agreement, have been duly authorized by all necessary action on the part of the Trust, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Trust or of the organizational documents of the Trust, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Trust is a party or by which the Trust or its properties may be bound or affected or (iii) result in, or require, the creation or imposition of any Lien of any nature in, upon or with respect to any of the properties now owned or hereafter acquired by the Trust.

                  (b) Validity and Binding Nature. Assuming this Amendment constitutes the binding obligation of each other necessary party hereto, this Amendment and the Agreement as amended by this Amendment constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  (c) Representations and Warranties. Each representation and warranty of the Trust set forth in Article V of the Agreement is true and correct as of the Amendment Effective Date as though made on and as of such date.

                  (d) No Default. As of the Amendment Effective Date, and as of the date of the execution and delivery by the Trust of this Amendment, as to the Trust or, in the case of a Trust consisting of Portfolios, each Portfolio of such Trust, no Default has occurred and is continuing.

         SECTION 6.        Miscellaneous.

                  6.1 Except as amended hereby,  the Existing  Credit  Agreement and each other Credit  Document  remains in full force and effect and each Trust hereby ratifies and confirms its respective representations, warranties, covenants and agreements contained in, and obligations and liabilities under, the Credit Agreement and the other Credit Documents.

                  6.2 On and from the Amendment Effective Date, reference to the Existing Credit Agreement in any Credit Document shall be deemed to include a reference to the Credit Agreement, as amended by this Amendment, whether or not reference is made to this Amendment.

                  6.3 The Trusts shall pay or reimburse the Agent for the fees and expenses of the Agent (including reasonable Agent's counsel fees and disbursements and the allocated costs of internal counsel) incurred in connection with the transactions contemplated hereby and by any of the Credit Documents.

                  6.4 This Amendment shall be deemed to be a contract made under and governed by the laws of the State of Illinois, without regard to its principles of conflicts of laws.

                  6.5 This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which when taken together shall constitute a single agreement.

                  6.6 ABN AMRO Bank N.V., New York Branch, is a signatory to this Amendment solely in order to give effect to the provisions of Section 2.1 hereof whereby such bank withdraws as a party to the Credit Agreement in accordance with the provisions thereof

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

           COLONIAL TRUST I ON BEHALF OF COLONIAL INCOME FUND, COLONIAL HIGH YIELD SECURITIES FUND, COLONIAL STRATEGIC INCOME FUND AND STEIN ROE ADVISOR TAX MANAGED GROWTH FUND



              By:_________________________________________________
              Title:______________________________________________

                 Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 772-3148
                           Attention: Fund Accounting

                                  with a copy to:

                  Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 345-0919
                                Attention: Legal

            COLONIAL TRUST II ON BEHALF OF COLONIAL SHORT DURATION U.S. GOVERNMENT FUND, NEWPORT GREATER CHINA FUND, NEWPORT JAPAN
             OPPORTUNITIES FUND AND COLONIAL NEWPORT TIGER CUB FUND



              By:_________________________________________________
              Title:______________________________________________

                 Address:     One, Financial Center
                             Boston, NIA 02111-2621
                          Facsimile No.: (617) 772-3148
                           Attention: Fund Accounting
                               with a copy to:

                  Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 345-0919
                                Attention: Legal

                   COLONIAL  TRUST  III ON  BEHALF  OF
                   COLONIAL    GLOBAL   EQUITY   FUND,
                   COLONIAL   INTERNATIONAL   HORIZONS
                   FUND,  COLONIAL  SELECT VALUE FUND,
                   THE COLONIAL FUND,  COLONIAL GLOBAL
                   UTILITIES FUND,  COLONIAL STRATEGIC
                   BALANCED    FUND    AND    COLONIAL
                   INTERNATIONAL FUND FOR GROWTH



              By:_________________________________________________
              Title:______________________________________________

                  Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 772-3148
                           Attention: Fund Accounting

                                with a copy to:

                 Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 345-0919
                                Attention: Legal

             COLONIAL TRUST IV ON BEHALF OF COLONIAL INTERMEDIATE TAX EXEMPT FUND, COLONIAL HIGH YIELD MUNICIPAL FUND, COLONIAL UTILITIES FUND, COLONIAL TAX EXEMPT INSURED FUND AND COLONIAL TAX EXEMPT FUND



              By:_________________________________________________
              Title:______________________________________________

                 Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 772-3148
                           Attention: Fund Accounting

                                 with a copy to:

                 Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 345-0919
                                Attention: Legal

                  COLONIAL   TRUST  V  ON  BEHALF  OF
                  COLONIAL   CALIFORNIA   TAX  EXEMPT
                  FUND,   COLONIAL   CONNECTICUT  TAX
                  EXEMPT FUND,  COLONIAL  FLORIDA TAX
                  EXEMPT FUND, COLONIAL MASSACHUSETTS
                  TAX EXEMPT FUND,  COLONIAL MICHIGAN
                  TAX EXEMPT FUND, COLONIAL MINNESOTA
                  TAX EXEMPT FUND,  COLONIAL NEW YORK
                  TAX  EXEMPT  FUND,  COLONIAL  NORTH
                  CAROLINA   TAX   EXEMPT   FUND  AND
                  COLONIAL OHIO TAX EXEMPT FUND



              By:_________________________________________________
              Title:______________________________________________

                 Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 772-3148
                           Attention: Fund Accounting

                                 with a copy to:

                  Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 345-0919
                                Attention: Legal

          COLONIAL TRUST VI ON BEHALF OF COLONIAL SMALL CAP VALUE FUND AND
                           COLONIAL U.S. STOCK FUND



              By:_________________________________________________
              Title:______________________________________________

                  Address:    One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 772-3148
                           Attention: Fund Accounting

                                  with a copy to:

                 Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 345-0919
                                Attention: Legal

                      COLONIAL TRUST VII ON BEHALF OF NEWPORT
                                   TIGER FUND



              By:_________________________________________________
              Title:______________________________________________

                  Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 772-3148
                           Attention: Fund Accounting

                                  with a copy to:

                 Address:     One Financial Center
                              Boston, MA 02111-2621
                          Facsimile No.: (617) 345-0919
                                Attention: Legal

                       BANK OF AMERICA NATIONAL TRUST AND
                          SAVINGS ASSOCIATION, as Agent



              By:_________________________________________________
              Title:______________________________________________


                       BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION



              By:_________________________________________________
              Title:______________________________________________


                      ABN AMRO BANK N.V., NEW YORK BRANCH



              By:_________________________________________________
                                             Title:  Authorized Signature


              By:_________________________________________________
                                             Title:  Authorized Signature


                        CREDIT LYONNAIS NEW YORK BRANCH



              By:_________________________________________________
              Title:______________________________________________

                        BANK OF AMERICA NATIONAL TRUST AND
                          SAVINGS ASSOCIATION, as Agent



              By:_________________________________________________
              Title:______________________________________________


                        BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION



              By:_________________________________________________
              Title:______________________________________________


                       ABN AMRO BANK N.V., NEW YORK BRANCH



              By:_________________________________________________
                                             Title:  Authorized Signature


              By:_________________________________________________
                                             Title:  Authorized Signature


                          CREDIT LYONNAIS NEW YORK BRANCH



              By:_________________________________________________
              Title:______________________________________________


                          BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION, as Agent



              By:_________________________________________________
              Title:______________________________________________


                          BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION



              By:_________________________________________________
              Title:______________________________________________


                        ABN AMRO BANK N.V., NEW YORK BRANCH



              By:_________________________________________________
                                             Title:  Authorized Signature


              By:_________________________________________________
                                             Title:  Authorized Signature


                           CREDIT LYONNAIS NEW YORK BRANCH



              By:_________________________________________________
              Title:______________________________________________


                                 FLEET NATIONAL BANK



              By:_________________________________________________
              Title:______________________________________________


                                  MELLON BANK, N.A.



              By:_________________________________________________
              Title:______________________________________________

                                  FLEET NATIONAL BANK



              By:_________________________________________________
              Title:______________________________________________


                                   MELLON BANK, N.A.



              By:_________________________________________________
              Title:______________________________________________